POWER OF ATTORNEY

     Know all men by these presents that each person whose signature appears below constitutes and appoints Robert L. Klivans his true and lawful attorney-in-fact and with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 10-K for the Riggs National Corporation for the fiscal year ending December 31, 2004, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, or fully to all intent and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Robert L. Allbritton		Chairman of the Board	February 16, 2005

Robert L. Allbritton	(Signature)	Chief Executive Officer (Capacity)	(Date)

/s/ J. Carter Beese, Jr.		Director	February 16, 2005

J. Carter Beese, Jr.	(Signature)	(Capacity)	(Date)

/s/ Charles A. Camalier, III		Director	February 16, 2005

Charles A. Camalier, III	(Signature)	(Capacity)	(Date)

/s/ Lawrence I. Hebert		Director	February 16, 2005

Lawrence I. Hebert	(Signature)	(Capacity)	(Date)

/s/ Steven B. Pfeiffer		Director	February 16, 2005

Steven B. Pfeiffer	(Signature)	(Capacity)	(Date)

/s/ Anthony P. Terracciano		Director	February 25, 2005

Anthony P. Terracciano	(Signature)	(Capacity)	(Date)

/s/ Robert L. Sloan		Vice Chairman of the Board	February 22, 2005

Robert L. Sloan	(Signature)	(Capacity)	(Date)

/s/ Jack Valenti		Director	February 28, 2005

Jack Valenti	(Signature)	(Capacity)	(Date)

/s/ William A. Walton		Director	February 16, 2005

William A. Walton	(Signature)	(Capacity)	(Date)

/s/ Eddie N. Williams		Director	February 22, 2005

Eddie N. Williams	(Signature)	(Capacity)	(Date)

/s/ Stuart J. Yarbrough		Director	February 22, 2005

Stuart J. Yarbrough	(Signature)	(Capacity)	(Date)